Exhibit 99.1

Pernix Therapeutics Inc. Reports First Quarter 2016
Financial Results and Business Update

Pernix Prescriptions DirectTM Achieves Increased Penetration

MORRISTOWN, NJ - May 5, 2016 - Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX) ("Pernix" or the "Company"), a specialty pharmaceutical company, today announced financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights:
  Net Revenue decreased 4% year-over-year to $32.5 million, principally due to lower sales volumes and higher managed care rebates for Treximet® and Silenor®
  Gross Margin of 65% was comparable to the first quarter 2015
  Adjusted EBITDA decreased to negative $(4.5) million compared with $4.6 million in the prior year period

Business Highlights:

  Continued Expansion of Pernix Prescriptions Direct (PPD) program
    Over 10,000 patients enrolled in the program since inception
    Average weekly growth in prescriptions of 16% since launch in August 2015
    PPD currently represents 11% of Treximet and 6% of Silenor weekly total prescriptions
  Fourth Orange Book patent issued for Zohydro ER® with BeadTekTM adding intellectual property protection through 2033; three additional patents in this family expected to issue in May 2016

"We are positioned for growth across each of our core brands over the remaining months of 2016," said Doug Drysdale, Chairman and Chief Executive Officer. "In support of this growth, the launch and continued ramp of our PPD program is meeting our internal expectations and we are optimistic about our ability to grow the number of physicians recommending and patients using PPD. Refill rates in the PPD program are higher than retail levels, which will create a compounding effect for our script volumes as more patients utilize PPD and as we add more new scripts."

Financial Results - First Quarter 2016

For the first quarter of 2016, net revenue was $32.5 million compared to $33.9 million for the first quarter of 2015. A summary of net revenue is outlined below (dollars in millions):

	Three Months Ended
	March 31,		Increase
	2016	2015	(Decrease)

Treximet	$16.3	$21.0	$(4.7)
Silenor	3.6	5.0	(1.4)
Zohydro	5.5	0.0	5.5
Other products	7.0	7.6	(0.6)
Net product sales	32.4	33.6	(1.2)
Co-promotion and other revenue	0.1	0.3	(0.2)
Total net revenues	$32.5	$33.9	$(1.4)

2. Pernix Therapeutics Reports First Quarter 2016 Financial Results

Treximet net sales decreased by $4.7 million or 22% during the three months ended March 31, 2016 compared to the three months ended March 31, 2015 due to a decrease in sales volume and higher revenue deductions for managed care rebates. Silenor net sales decreased by $1.4 million, or 28%, compared to the first quarter of 2015. The decrease in sales of Silenor was primarily driven by a decrease in sales volume and higher revenue deductions for managed care rebates. Zohydro was acquired in April 2015 with the first sale occurring on May 4, 2015. Other net product sales decreased by $582,000, or 8%, compared to the first quarter of 2015. This decrease was primarily due to (i) the discontinuation of certain less profitable products, primarily generics, and certain OTC monograph seasonal cough and cold products and (ii) the termination of certain contracts pursuant to which we marketed and distributed products for others and invoiced those sales. The decrease in other net product sales was partially offset by price increases on certain products. Co-promotion and other revenue decreased by $199,000 compared to the prior year, primarily attributable to the termination of a co-promotion agreement.

Gross margins for the first quarter of 2016 were 65.4%, consistent with the 65.8% in the first quarter of 2015.

Selling, general and administrative expense (SG&A) in the first quarter 2016 increased by $5.5 million, or 27%, to $26.0 million as compared to $20.5 million in the first quarter of 2015. The increase was driven primarily by selling and marketing costs for Zohydro ER with BeadTek, which was acquired in April 2015.

Research and development expenses decreased by $66,000, to $928,000 in the first quarter of 2016, compared to $994,000 million in the first quarter of 2015. The decrease was related to the timing of on-going work for new formulations of Treximet and Zohydro ER.

Depreciation and amortization expense was $23.7 million in the first quarter of 2016 versus $18.4 million in the prior year period, an increase of $5.3 million. The increase was primarily a result of the Zohydro ER acquisition.

Interest expense for the three months ended March 31, 2016 was $9.0 million compared to $9.4 million last year, a decrease of $374,000, primarily due to the principal payments related to our 12% Senior Secured Notes, issued in August 2014.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, a non-GAAP measure) was ($4.5) million for the first quarter of 2016 compared to $4.6 million in the first quarter of 2015. See the table at the end of this press release for a reconciliation of net loss to Adjusted EBITDA.

Prescription Trends

The prescription trends for the first quarter of 2016 highlighted below are derived from Symphony Health Solutions' Integrated DataVerse (IDV)® solution:

  Treximet total prescriptions decreased by 6% and new prescriptions increased by 4% as compared to the first quarter of the prior year. Total and new prescriptions decreased by 13% and 7%, respectively, versus the fourth quarter of 2015, both in line with the sequential quarterly decline in the branded migraine market.
  Silenor total and new prescriptions increased by 17% and 9%, respectively, as compared to the first quarter of the prior year. These increases are in contrast to decreases in the Insomnia Market total and new scripts of negative 3% and 4%, respectively. Total prescriptions decreased by 3%, while new prescriptions increased by 4% compared to the fourth quarter of 2015.

3. Pernix Therapeutics Reports First Quarter 2016 Financial Results

Liquidity

As of March 31, 2016, the Company had total liquidity of $47.4 million, consisting of $36.6 million of cash and approximately $10.8 million available to draw under its $50.0 million revolving credit facility. Total principal amount of debt outstanding at the end of the quarter was $339.1 million and net debt was $302.5 million. The total principal amount of debt consists of $195.1 million of 12% Senior Secured notes, $130.0 million of 4.25% convertible notes and $14.0 million under our revolving credit facility.

Pernix continues to pursue a number of actions to improve its financial flexibility and strengthen its balance sheet. These actions include: improving the Company's operating cash flow generation by optimizing its product portfolio, continuing to examine its cost structure, engaging with lenders to constructively restructure existing debt and exploring strategic partnerships and collaborations. While Pernix is committed to actively pursuing these activities, there can be no assurances that these initiatives will result in any transaction.

2016 Full-Year Guidance

For the next several months, Pernix management and Board of Directors expect to be fully engaged in driving the initiatives discussed above. During this time Pernix is temporarily withdrawing its prior 2016 financial guidance. The Company intends to update its guidance upon the conclusion of these initiatives.

Conference Call
As previously announced, Pernix will hold a conference call to discuss results for the first quarter:

Date: Time: Live webcast: Toll free: International: Passcode:	Thursday, May 5, 2016 8:30 A.M. EST http://public.viavid.com/index.php?id=119195 888-312-9865 719-457-2605 7364975

The webcast of the call will be archived for 30 days via the Investors section of the Company's website.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market. The Company targets underserved therapeutic areas such as CNS, including neurology and psychiatry, and has an interest in expanding into additional specialty segments. The Company promotes its branded products to physicians through its Pernix sales force, uses contracted sales organizations to market its non-core, cough and cold products, and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Treximet® and Silenor® are registered trademarks of Pernix Therapeutics Holdings, Inc.
Zohydro® ER is a registered trademark of Pernix Therapeutics Holdings, Inc.
BeadTek™ is a trademark used by Pernix under license.

4. Pernix Therapeutics Reports First Quarter 2016 Financial Results

Non-GAAP Financial Measures

Pernix is disclosing non-GAAP financial measures in this press release. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that management and the board of directors do not consider part of core operating results or that are non-recurring when assessing the performance of the organization. Primarily due to acquisitions, Pernix believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with U.S. generally accepted accounting principles (GAAP). In addition to disclosing its financial results determined in accordance with GAAP, Pernix is disclosing non-GAAP results that exclude items such as amortization expense and certain other expense and revenue items in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance. Whenever Pernix uses a non-GAAP measure, it will provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures set forth herein and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions are forward-looking statements. Because these statements reflect the Company's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company's future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company's Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

CONTACT

Investor Relations
Sanjay Patel, (800) 793-2145 ext. 1009
Chief Financial Officer
spatel@pernixtx.com

Matthew P. Duffy, 212.915.0685
LifeSci Advisors, LLC
matthew@lifesciadvisors.com

5. Pernix Therapeutics Reports First Quarter 2016 Financial Results

PERNIX THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2016	2015
Current assets:
Cash and cash equivalents	$36,646	$56,135
Restricted cash	10,003	10,002
Accounts receivable, net	51,756	61,209
Inventory, net	11,827	10,035
Prepaid expenses and other current assets	12,112	11,574
Income tax receivable	6,856	6,735
Total current assets	129,200	155,690

Property and equipment, net	2,459	2,346
Goodwill	54,865	54,865
Intangible assets, net	262,393	285,943
Other	326	347
Total assets	$449,243	$499,191
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$37,406	$27,772
Accrued allowances	62,483	62,678
Interest payable	6,726	11,903
Treximet Secured Notes - current	-	13,335
Restricted cash payable	10,003	10,002
Other liabilities - current	4,572	6,753
Total current liabilities	121,190	132,443

Convertible notes - long-term	100,818	99,776
Derivative liability	2,371	9,165
Contingent consideration	8,553	14,055
Treximet Secured Notes - long-term	189,278	188,715
Credit facilities - long-term	14,000	15,000
Deferred income tax liability - long-term	65	202
Other liabilities - long-term	4,357	6,738
Total liabilities	440,632	466,094
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, authorized 10,000,000 shares; no shares issued
and outstanding	-	-
Common stock, $0.01 par value, 140,000,000 shares authorized, 63,899,899 and 63,874,549 issued and 61,127,965 and 61,112,527 outstanding
at March 31, 2016 and December 31, 2015, respectively	611	611
Additional paid-in capital	228,306	226,837
Treasury stock, at cost, 2,771,934 and 2,762,022 shares held at March 31, 2016
and December 31, 2015, respectively	(5,567)	(5,548)
Accumulated deficit	(214,739)	(188,803)
Total stockholders' equity	8,611	33,097
Total liabilities and stockholders' equity	$449,243	$499,191

6. Pernix Therapeutics Reports First Quarter 2016 Financial Results

PERNIX THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net revenues	$32,469	$33,889
Costs and operating expenses:
Cost of product sales	11,238	11,596
Selling, general and administrative expense	25,950	20,466
Research and development expense	928	994
Depreciation and amortization expense	23,664	18,433
Change in fair value of contingent consideration	(5,502)	-
Restructuring costs	-	1,305
Total costs and operating expenses	56,278	52,794

Loss from operations	(23,809)	(18,905)

Other income (expense):
Interest income	-	56
Foreign currency transaction gain	138	-
Change in fair value of derivative liability	6,794	-
Interest expense	(9,024)	(9,398)
Total other expense, net	(2,092)	(9,342)

Loss before income tax expense (benefit)	(25,901)	(28,247)
Income tax expense (benefit)	35	(4,573)
Net loss	(25,936)	(23,674)

Net loss per common and potential common share
Basic	$(0.42)	$(0.62)
Diluted	$(0.42)	$(0.62)

Weighted-average common and potential common
shares outstanding:
Basic	61,121	38,453
Diluted	61,121	38,453

7. Pernix Therapeutics Reports First Quarter 2016 Financial Results

Supplemental Financial Information

The following table presents a reconciliation of Pernix's net loss to adjusted EBITDA. The Company presents these measures to assist investors in evaluating Pernix's operating performance and comparing the Company's results with those of other companies. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income.

PERNIX THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARIES
GAAP Net Loss to Adjusted EBITDA Reconciliation Table
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2016	2015
GAAP net loss	$(25,936)	$(23,674)
Adjustments:
Interest expense, net	9,024	9,342
Depreciation and amortization	23,664	18,433
Income tax expense (benefit)	35	(4,573)
EBITDA	6,787	(472)
Net revenue adjustments (1)	-	303
Cost of product sales adjustments (2)	-	97
Selling, general and administrative adjustments (3)	1,146	3,358
Change in fair value of contingent consideration	(5,502)	-
Change in fair value of derivative liability	(6,794)	-
Foreign currency transaction gain	(138)	-
Restructuring costs (4)	-	1,305
Adjusted EBITDA	$(4,501)	$4,591

(1)	To exclude impact on returns from FDA reclass of Hydrocodone products from C3 to C2 classification of $0 and $303,000, for the three months ended March 31, 2016 and 2015, respectively.
(2)	To exclude amortization of inventory step-up from acquisitions.
(3)	To exclude deal costs of $142,000 and $742,000; stock compensation expense of $1.5 million and $1.2 million; severance expense of $490,000 and $0; and litigation settlement expenses of ($956,000) and $1.4 million for the three months ended March 31, 2016 and 2015, respectively.
(4)	To exclude the cost related to the initiative to restructure operations and shut down the Charleston, South Carolina site.